UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 6, 2010
Penson Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32878	75-2896356
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-765-1100
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Amended Credit Facility
     On May 6, 2010, Penson Worldwide, Inc. (“Penson” or the “Company”) entered into a Second Amended and Restated Credit Facility (the “Amended Credit Facility”), among Penson and its wholly owned subsidiaries SAI Holdings, Inc. (“SAI”) and Penson Holdings, Inc. (“Holdings”), Regions Bank, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer and the lenders party thereto and other parties thereto. The Amended Credit Facility provides for a $75 million senior secured revolving credit facility and the lenders have, additionally, provided Penson with an uncommitted option to increase the principal amount of the facility up to an additional $50 million. Penson’s obligations under the Amended Credit Facility are guaranteed by SAI and Holdings, and are secured, subject to certain exceptions, by a first priority perfected security interest in the capital stock of certain of Penson’s subsidiaries (the “Pledged Subsidiary Interests”). The Amended Credit Facility is scheduled to mature on May 6, 2013.
     Penson may voluntarily prepay outstanding amounts under the Amended Credit Facility and reduce the unutilized portion of the commitment at any time without penalty or premium other than customary “breakage” and redeployment costs with respect to LIBOR loans.
     The Amended Credit Facility contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, the payment of dividends and other distributions, investments, capital expenditures, sales of assets, mergers and acquisitions, liens and transactions with affiliates. The Amended Credit Facility requires Penson to maintain a minimum consolidated tangible net worth, maximum consolidated leverage ratio, minimum liquidity and minimum consolidated fixed charge coverage ratios, restrictions on capital expenditures and requires our subsidiary, Penson Financial Services, Inc. (“PFSI”), to maintain minimum regulatory capital levels.
     Events of default, which will be subject to customary grace periods and exceptions, where appropriate, are defined in the Amended Credit Facility, and include but are not limited to: non-payment of principal, interest, fees or other amounts; violation of covenants; material inaccuracy of representations and warranties; cross-default to other material agreements and indebtedness; bankruptcy and other insolvency events; material judgments; invalidity of loan documents and changes of control.
     Indenture
     On May 6, 2010, Penson completed the offering of $200 million aggregate principal amount of its 12.50% Senior Second Lien Secured Notes due 2017 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of May 6, 2010 (the “Indenture”), by and among Penson, as issuer, SAI and Holdings, as guarantors, and U.S. Bank National Association, as trustee and collateral agent (the “Trustee”).
     Penson’s obligations under the Notes are jointly and severally guaranteed by SAI and Holdings. The Notes and the guarantees are secured by second-priority liens in the Pledged Subsidiary Interests. The relative rights of the first- and second-priority lienholders are governed by an Intercreditor Agreement, dated as of May 6, 2010, between Penson, Regions Bank, as first lien collateral agent, U.S. Bank National Association, as second lien collateral agent, and the subsidiary guarantors party thereto.
     The Notes will mature on April 15, 2017. Interest on the Notes accrues at a rate of 12.50% per annum and is payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2010. Interest is payable to the holders of record of the Notes on the immediately preceding May 1 and November 1.

     Penson has the option to redeem all or a portion of the Notes at any time prior to May 15, 2014 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium. At any time on or after May 15, 2014, Penson may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture. At any time before May 15, 2013, Penson may also redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 112.500% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings, provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding after each such redemption.
     Upon the occurrence of a change of control (as defined in the Indenture), each holder of the Notes may require Penson to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
     The Indenture contains covenants that will, among other things, restrict, subject to certain exceptions, Penson’s ability and the ability of its restricted subsidiaries to:
•	incur certain additional indebtedness;

•	allow subsidiaries to incur certain indebtedness or issue certain preferred stock;

•	agree to restrictions (subject to certain regulatory requirements) on the ability of restricted subsidiaries to make payments to Penson;

•	create certain liens;

•	make certain investments;

•	merge, consolidate or sell substantially all of its assets; and

•	enter into certain transactions with affiliates.
In addition, Penson’s subsidiary, PFSI, will be required to maintain a minimum amount of regulatory capital. If the Notes are assigned an investment grade rating by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing, certain covenants will be suspended and the lien securing the Notes will be released permanently. If either rating on the Notes should subsequently decline to below investment grade, the suspended covenants, but not the lien, will be reinstated.
     The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, failure to pay at maturity or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.
     The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein. The related Form of Senior Secured Second Lien Note is filed as Exhibit 4.2 to this Form 8-K and is incorporated by reference herein.
     The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
     The information provided in Item 1.01 of this Form 8-K concerning the Amended Credit Facility and the Indenture is hereby incorporated into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated May 6, 2010, between Penson Worldwide, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 12.50% Senior Second Lien Secured Note due 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: May 7, 2010	By:	/s/ Daniel P. Son
		Name:	Daniel P. Son
		Title:	President

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated May 6, 2010, between Penson Worldwide, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 12.50% Senior Second Lien Secured Note due 2017.